                                                                    EXHIBIT 99.3
-------

PROXY                  STANFORD TELECOMMUNICATIONS, INC.                  PROXY

                   Proxy Solicited by the Board of Directors
             for Special Meeting of Stockholders November 15, 1999

  James J. Spilker, Jr., Val P. Peline and Jerome F. Klajbor, or any of them each with the power of substitution, are hereby authorized to represent and vote as designated on the reverse side the shares of the undersigned at the Special Meeting of Stockholders of Stanford Telecommunications, Inc. to be held on Monday, November 15, 1999 at 10:00 a.m., local time, or at any adjournments or postponements of the Special Meeting.

  YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL
MEETING.

  The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares, and acknowledges receipt of the Notice of Special Meeting and Proxy Statement relating to the November 15, 1999 Special Meeting of Stockholders.

  Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote "FOR" the proposal to approve the merger agreement and "FOR" the proposal to approve the sale of the government business assets.

  PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

               (Continued and to be Signed on the reverse side)
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----------
  COMMON


                                                                Please mark
                                                                your votes  [X]
                                                                like this

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND A VOTE "FOR" THE SALE OF THE GOVERNMENT BUSINESS ASSETS.

                                                                                  FOR             AGAINST            ABSTAIN
1. Proposal to approve the Agreement and Plan of Merger, dated as of June 22,     [ ]               [ ]                [ ]
1999, as amended, by and among Newbridge Networks Corporation, Saturn
Acquisition Corp. and Stanford Telecommunications, Inc.

2. Proposal to approve the sale of the government business assets of Stanford     [ ]               [ ]                [ ]
Telecommunications, Inc.

3. In their discretion, to transact any other business that is properly brought before the special meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND, IF NO DIRECTIONS ARE GIVEN, WILL BE VOTED FOR THE PROPOSALS.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]

Signature(s)                                Dated                         ,1999
             ----------------------------         ------------------------

Please sign exactly as your name appears on this proxy. If signing for executor, trust, or corporation, title and capacity should be stated. If shares are held jointly, each holder should sign.


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